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                                                                      EXHIBIT 21


                          Subsidiaries of Buffets, Inc.


                                     State of
Name of Subsidiaries               Incorporation    Doing Business As
--------------------               -------------    ------------------
Evergreen Buffets Inc.               Oregon         Old Country Buffet
OCB Restaurant Co.                   Minnesota      Old Country Buffet
OCB Realty Co.                       Minnesota
OCB Purchasing Co.                   Minnesota
OCB Property Co.                     Minnesota